Exhibit 99.14

ADELPHIA COMMUNICATIONS CORPORATION, ET AL. DEBTORS

DEBTOR GROUP MAXIMUM VALUE CLAUSE (A) SCHEDULE

The following is the Schedule for clause (a) required by the definition of the term “Debtor Group Maximum Value” contained in the Debtors’ Fourth Amended Joint Plan of Reorganization, dated November 21, 2005, as amended (the “Plan”).  Capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Plan, as amended.

Clause (a) of the definition of the term “Debtor Group Maximum Value” for each Debtor Group (other than the Holding Company Debtor Group), will equal the sum of:

•      The amount set forth on page 10 of the Disclosure Statement opposite such Debtor Group in the column labeled “Allocated Consideration”, subject to adjustment for (x) any adjustment in the allocation of consideration from the Sale Transaction pursuant to the Inter-Creditor Dispute Resolution, and (y) the allocation of any purchase price adjustments under the Purchase Agreements; plus

•      the cash on hand of such Debtor Group on the Effective Date that is not included in the Transferred Assets.